                                                                 EXHIBIT 23.2


                         CONSENT OF COMPANY COUNSEL


      I hereby consent to the reference to Chemicals' counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's registration statement on Form 10 filed August 7, 1997, as amended August 19, 1997, and incorporated by reference in this Registration Statement. My consent to the reference to Chemicals' counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.



                                          KARL R. BARNICKOL
                                          General Counsel
                                          Solutia Inc.

Saint Louis, Missouri
September 16, 1997



                                    10